October 19, 2016
Mr. Matthew Plunkett
CT1 BioPharma, Inc.
3103 Western Avenue
Suite #600
Seattle, WA 98121
Re: Side Letter #2 on Term Sheet Timing Issues
Dear Mr. Plunkett:
Pursuant to Section 16.7 of the Development, Commercialization and License Agreement, dated November 14, 2013, as previously amended by that certain letter agreement re Side Letter on Term Sheet Timing Issues, dated September 19, 2016, between CTI BioPharma Corp. and Baxalta US Inc., as well as all other previous amendments (the “DCLA”), this letter, for good and valuable consideration, further amends that agreement.
The parties hereby agree that, notwithstanding anything to the contrary in the DCLA, if, as of 5:00pm Eastern Time on October 21, 2016, the parties have not reached a final signed agreement reflecting the terms contained within the nonbinding Term Sheet agreed to between the parties as of September 19, 2016, then (a) for purposes of computing any applicable termination period(s) and deadlines under Section 15.2 of the DCLA, September 13, 2016 shall be deemed the effective date of the notice of termination of the DCLA by Baxalta (but for the avoidance of doubt shall not be the effective date of the termination of the DCLA) and (b) the termination notice of September 13, 2016 shall be revived.
IN WITNESS WHEREOF, the Parties have executed this Side Letter.
CTI BIOPHARMA CORP.
By: /s/ Matthew Plunkett
Name: Matthew Plunkett
Title: EVP, Chief Business Officer
BAXALTA US INC. (on behalf of itself and its affiliates)
By: /s/ Michael J. Bolton
Name: Michael J. Bolton
Title: Head Counsel US Oncology & BioSimilars